Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "SHASTA POWER FUND II, LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 2024, AT 5:16 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4251938 8100
SR# 20243144041

Authentication: 203939121
Date: 07-16-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:16 PM 07/15/2024
FILED 05:16 PM 07/15/2024
SR 20243144041 - File Number 4251938

CERTIFICATE OF FORMATION
OF
SHASTA POWER FUND II, LLC

1. The name of the limited liability company is Shasta Power Fund II, LLC.

2. The address of the limited liability company's registered office in the State of Delaware, County of Kent, is 850 New Burton Road, Suite 201, Dover 19904 and the name of its registered agent at such address is Cogency Global Inc.

IN WITNESS WHEREOF, the undersigned organizer has executed this Certificate of Formation on July 15, 2024.

Steven Hull, Organizer